UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2012

Universal Travel Group

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-34284 (Commission File Number)	90-0296536 (I.R.S. Employer Identification No.)

9F, Building A, Rongchao Marina Bay Center NO. 2021 Haixiu Road, Bao’an District, Shenzhen, People’s Republic of China 518133 (Address of principal executive offices) (zip code)

86 755 836 68489 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 23, 2012, Mr. Jun Liu, Ms. Moling Shang, Mr. Lizong Wang and Mr. Lawrence Lee tendered their resignations from the board of directors (the “Board”) of Universal Travel Group (the “Company”), the Audit Committee, the Compensation Committee and the Nominating Committee of the Board, effective immediately. Mr. Jun Liu also resigned his position as Chief Operating Officer of the Company, effective immediately. The resignations of Mr. Liu, Ms. Shang, Mr. Wang and Mr. Lee are for personal reasons and not in connection with any known disagreement with the Company on any matter.

On the same day, the Board resolved to accept the resignations of abovementioned directors and officer and appoint Mr. Huijie Gao as director and Vice President of Corporation Finance and Ms. Caiying Yan as director and Chief Operating Officer, effective immediately.

Mr. Gao, 30, has been the Company’s Vice President of Corporate Finance since 2005. From 2002 to 2005, he worked as Senior General Accountant in Hubei Da Xin Accounting Firm, and audited several Chinese public companies such as Shandong Yanfa Industry and Lu Neng Tai Shan Group.  Mr. Gao received his bachelor degree in economics from Wuhan University.

Mr. Gao shall serve as director and Vice President of Corporate Finance for an initial term from June 23, 2012 to January 31, 2013 and subsequently continue on a yearly basis. In consideration of his services as both director and Vice President of Corporate Finance, Mr. Gao is to receive an annual compensation of $38,000 and equity-based compensation as the Board may determine in its discretion.

Ms. Yan, 47, has many years of experience in financial engineering. She is currently serving as the General Manager of Universal Travel International Service Co., Ltd. She was Finance Manager of Universal Travel International Service Co., Ltd. from 2009 to 2011. In 1998, Ms. Yan joined Shenzhen Yuzhilu Aviation Service Co., Ltd. as a Deputy Finance Manager and was appointed as General Manager later. Ms. Yan graduated with a Junior College Degree in economy management from Guangxi Qinzhou University.

Ms. Yan shall serve as director and Chief Operating Officer for an initial term from June 23, 2012 to June 22, 2013 and subsequently continue on a yearly basis. In consideration of her services as both director and Chief Operating Officer, Ms. Yan is to receive an annual compensation of $38,000 and equity-based compensation as the Board may determine in its discretion.

The foregoing description of the principal terms of the employment and appointment is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Employment Agreement between the Company and Mr. Huijie Gao, dated June 23, 2012, in respect of Mr. Gao’s employment and director appointment and the Employment Agreement between the Company and Ms. Caiying Yan, dated June 23, 2012, in respect of Mr. Yan’s executive employment and director appointment, attached hereto as Exhibit 10.1 and Exhibit 10.2, which are incorporated herein by this reference.

There are no understandings or arrangements between Mr. Gao or Ms. Yan and any other person pursuant to which Mr. Gao or Ms. Yan was selected as an officer and director. There is no family relationship between Mr. Gao or Ms. Yan with any of our other officers and directors, or person nominated or chosen by the Company to become a director or executive officer. Except for the aforesaid agreements, there has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, in which Mr. Gao or Ms. Yan had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

Item 9.01 Financial Statements and Exhibits

d)	Exhibit No.	Description
	10.1	Employment Agreement, dated June 23, 2012, between the Company and Mr. Huijie Gao
	10.2	Employment Agreement, dated June 23, 2012, between the Company and Ms. Caiying Yan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2012	UNIVERSAL TRAVEL GROUP

By: /s/ Jing Xie
Jing Xie
Chief Financial Officer